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OPTION HOLDER LOCK UP AGREEMENT DATED AS OF DECEMBER 10, 1999.

BETWEEN:

                           SOFTQUAD ACQUISITION CORP.
                                     ("SAC")

                                                               OF THE FIRST PART

                                      -and-

                             SOFTQUAD SOFTWARE LTD.
                                ("Softquad USA")
                                                              OF THE SECOND PART

                                      -and-

                                   ----------
                           (the "Selling Shareholder")
                                                               OF THE THIRD PART

         WHEREAS SAC is a wholly owned subsidiary of Softquad Software Ltd. ("Softquad USA").

         AND WHEREAS Thomson Kernaghan & Co. Limited, as agent, has subscribed for common and convertible preferred shares in Softquad USA on the condition that SAC and/or Softquad USA make a Qualifying Offer (as herein defined) to purchase all of the issued and outstanding shares of Softquad Software Inc. ("Softquad Canada") (other than US residents) pursuant to a securities exchange takeover bid or Share Purchase Agreement on the basis of the issuance to the Shareholder for each share of Softquad Canada either: (a) one (1) common share of Softquad USA; or (b) one (1) SAC Exchangeable Share which may be converted into one (1) Softquad USA common share at any time within 4 years and in any event will be automatically converted on the fourth anniversary.

         AND WHEREAS the Selling Shareholder is a party to an option agreement with Softquad Software Inc. which entitles the Selling Shareholder to purchase 7,500 common shares of Softquad Canada (the rights to acquire such shares and/or the shares which may be issued upon exercise shall be collectively referred to as the "Softquad Canada Shares").

1.       AGREEMENT TO TENDER SECURITIES OF SOFTQUAD CANADA

1.1 Softquad USA directly or in conjunction with its wholly owned subsidiary SAC hereby agree to make a "Qualifying Offer" (as defined below) to acquire all of the issued and outstanding common shares of Softquad Canada (other than those owned by US residents) and to assume the obligation of Softquad Canada to issue common shares of Softquad Canada upon the exercise of any existing common share purchase agreements.

1.2 Subject to the terms and conditions hereof, the Selling Shareholder agrees to unconditionally and irrevocably accept any "Qualifying Offer" made by SAC and/or Softquad USA in respect of all of the Softquad Canada Shares and shall:

                  (a) duly deposit and not withdraw Softquad Canada Shares and any shares issued to the Selling Shareholder in the capital of SAC or Softquad USA with Thomson Kernaghan & Co. Limited in escrow pursuant to the terms of the escrow Agreement attached (or in a form substantially similar); and

                  (b) duly deposit and not withdraw the requisite Letter of Transmittal form agreeing to tender Softquad Canada Shares, SAC or Softquad USA shares, as applicable, in support of the Qualifying Offer.

1.3      A Qualifying Offer shall be an offer:

                  (a) made by Softquad USA and/or SAC or such other person as they may designate in writing;

                  (b) made by takeover bid circular or share purchase agreement to all of the holders of common shares of Softquad Canada (other than US residents) and all holders of options to acquire common shares of Softquad Canada (other than US residents); and

                  (c) made on or before March 1, 2000, and closing on or before April 30, 2000 and having the following provisions:

                           (i) the consideration to be received by each holder of a Softquad Canada common share shall be $1.3574 US per share;

                           (ii) the consideration of Softquad USA and/or SAC shall be either:

                                    (A)      the issuance of 1 Softquad USA
                                             common share; or

                                    (B)      the issuance of 1 SAC Exchangeable
                                             Share which may be converted into 1
                                             Softquad USA common share at any
                                             time within 4 years and which shall
                                             be automatically converted on the
                                             4th anniversary;

                           (iii) the consideration to be received by each holder of a Softquad Canada option to acquire Softquad common shares shall be, subject to applicable law or regulatory approval, the receipt of a Softquad USA option to acquire a Softquad USA common share for the same exercise price and under the same terms and conditions as set out in any agreement between the optionholder and Softquad Canada;

         It is acknowledged that any Qualifying Offer will include and be subject to customary conditions appropriate in the context. The date upon which SAC and/or Softquad USA accepts the tendered common shares under the Qualifying Offer shall be referred to as the "Closing Date".

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2.       COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER

2.1 The Selling Shareholder, by its acceptance hereof, covenants, represents and warrants as follows and acknowledges and confirms that SAC and/or Softquad USA is relying upon such covenants, representations and warranties in connection with the purchase by SAC and/or Softquad USA of the Softquad Canada Shares.

                  (a) the Selling Shareholder will not permit and will not permit anyone to:

                           (i) sell, assign, convert or dispose of any Softquad Canada Shares;

                           (ii) exercise any statutory or other rights of withdrawal with respect to the Softquad Canada Shares; or

                           (iii) exercise any shareholder rights or remedies available at common law or pursuant to applicable legislation to delay, binder, upset or challenge the Qualifying Offer.

                  (b) all the Softquad Canada Shares are now, and at the time of closing will be, owned by the Selling Shareholder as the sole beneficial owner of record with a good and marketable title thereto, free and clear of any mortgages, liens, charges, restrictions, security interest, adverse claims, pledges, encumbrances or demands whatsoever, and are issued and outstanding as fully paid and non-assessable;

                  (c) other than as set out in the Unanimous Shareholder Agreement of Softquad Canada, no person, firm or corporation has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the Selling Shareholder of any of the Softquad Canada Shares or any interest therein or right thereto, except SAC pursuant hereto;

                  (d) the Selling Shareholder does not act as nominee, agent, trustee, executor, administrator or other legal representative on behalf of any other person, firm or corporation in respect of the Softquad Canada Shares;

                  (e) if the Selling Shareholder is a corporation, the Selling Shareholder is a validly subsisting corporation under the laws of Canada or a province of Canada or foreign jurisdiction (as the case may be) and the Selling Shareholder has all necessary corporate power and authority to execute and deliver this Lockup Agreement to sell the Softquad Canada Shares to SAC and/or Softquad USA and to perform its obligations hereunder;

                  (f) this Lockup Agreement has been duly executed and delivered by and on behalf of the Selling Shareholder and constitutes a legal, valid and binding obligation of the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms;

                  (g) the execution and delivery of this Lockup Agreement and the completion of the transactions contemplated hereby will not conflict with, result in a default under, or accelerate or permit the acceleration of the performance required by, any agreement or instrument to which the Selling Shareholder; or

                  (h) neither the Selling Shareholder nor any affiliate or associate thereof is a party to, or is aware of, any agreement, commitment or understanding between or among shareholder of Softquad Canada with respect to the exercise of any voting rights attaching to any securities of Softquad Canada beneficially owned by such shareholders or any voting trust agreement or other shareholders agreement relating to securities of Softquad Canada;

3.       COVENANTS, REPRESENTATIONS AND WARRANTIES OF SAC/SOFTQUAD USA

3.1 SAC and/or Softquad USA jointly and severally, covenant, represent and warrant as follows and hereby acknowledge and confirm that the Selling Shareholder is relying upon such covenants, representations and warranties in connection with the sale by it of the Softquad Canada Shares:

                  (a) SAC and/or Softquad USA have all necessary power and authority to execute and deliver this offer, to purchase the Softquad Canada Shares pursuant to the provisions hereof and to perform its obligations hereunder; and

                  (b) this Lockup Agreement has been duly executed and delivered by and on behalf of SAC and/or Softquad USA and this Lockup Agreement will constitute a legal, valid and binding obligation of SAC and Softquad USA enforceable against SAC and Softquad USA in accordance with its terms.

4.       CONDITIONS OF CLOSING

4.1 The obligation of SAC and/or Softquad USA to purchase the Softquad Canada Shares shall be subject to the following conditions for the exclusive benefit of SAC to be fulfilled and/or performed at any time:

                  (a) SAC and/or Softquad USA shall, upon written request therefor made prior to the execution of this agreement by the Selling Shareholder, receive the opinion of counsel to the Selling Shareholder, which counsel shall be reasonably satisfactory to SAC and/or Softquad USA, in form and terms reasonably satisfactory to counsel of SAC and/or Softquad USA, to the effect that this Lockup Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of, the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms, subject to the qualifications that enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and that specific performance and injunction and other equitable remedies

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         may only be granted in the discretion of a court of competent jurisdiction;

                  (b) no action or proceeding shall be pending or threatened by any person, company, firm, governmental authority, securities commission, regulatory body or agency to enjoin or prohibit the purchase and sale of the Softquad Canada Shares contemplated hereby or the right of the SAC and/or Softquad USA to own the Softquad Canada Shares or to suspend or stop trading in securities of Softquad Canada;

                  (c) the covenants, representations and warranties of the Selling Shareholder contained in Article 2 hereof shall be true and correct on and as of the date of the acceptance of this Lockup Agreement and at the Closing Date;

                  (d) the Selling Shareholder shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it;

                  (e) SAC and/or Softquad USA shall have received at the Closing Date a certificate dated the Closing Date, in form reasonably satisfactory to SAC and/or Softquad USA, executed by the Selling Shareholder to the effect that the Selling Shareholder has neither authorized nor taken any act referred to in subsection 2.1 (a) and that no state of facts exists which would entitle the Selling Shareholder to rescind the Agreement.

In case any of the foregoing conditions have not been fulfilled and/or performed at or before the Closing Date to the satisfaction of SAC and/or Softquad USA, SAC and/or Softquad USA may rescind this Lockup Agreement by notice to the Selling Shareholder and in such event SAC and/or Softquad USA shall be released from all obligations hereunder; provided that any of such conditions may be waived in whole or in part by SAC and/or Softquad USA without prejudice to its rights of rescission in the event of the non-fulfillment of any other condition or conditions.

4.2 The obligation of SAC and/or Softquad USA to purchase the Softquad Canada Shares shall be subject to the further condition for the exclusive benefit of SAC that, on or before the close of business on March 1, 2000, SAC shall be satisfied that it is or will be in compliance with all applicable legal and regulatory requirements relating to it with respect to its investment in the Softquad Canada Shares and shall have received, in its discretion, all necessary or appropriate orders, rulings and consents from regulatory bodies, securities commissions, government agencies and others with respect thereto.

4.3 In the event that SAC shall not have notified the Selling Shareholder on or before 4:00 o'clock in the afternoon Toronto, Ontario time on March 1, 2000 that the condition referred to in Section 4.2 has been fulfilled or waived, then such condition shall be deemed not to have been fulfilled.

4.4 In the event that the condition referred to in section 4.3 shall not have been fulfilled or waived by SAC and/or Softquad USA, this Lockup Agreement shall be rescinded and each of the parties hereto shall be released from all obligations hereunder.

5.       COVENANTS OF THE SELLING SHAREHOLDER

5.1 The Selling Shareholder agrees to use its best efforts to cause the conditions referred to in subsection 4.1 to be fulfilled and/or performed prior to the Closing Date.

5.2 The Selling Shareholder covenants and agrees that, between the date hereof and the Closing Date, it will not take any step or act with respect to or in furtherance of the sale of the Softquad Canada Shares or any portion thereof to any person, firm or corporation other than SAC and/or Softquad USA and, without limiting the generality of the foregoing, will not negotiate with, solicit any offer from, or have any discussion with, any other person, firm or corporation with a view to such a sale.

6.       ENTIRE AGREEMENT

6.1 The agreement resulting from acceptance of this offer shall constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and shall supersede any prior agreement, representation or understanding with respect thereto.

7.       TIME OF THE ESSENCE

7.1      Time shall be of the essence hereof.

8.       SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

8.1 The respective covenants, representations and warranties of the parties contained herein shall survive the closing of the purchase and sale of the Softquad Canada Shares herein provided for, and, notwithstanding such closing, or any investigation made by or on behalf of any party, shall continue in full force and effect for the benefit of the party to whom the covenant, representation or warranty was made.

9.       NOTICES

9.1 Any notice, direction or other instrument required or permitted to be given to either party hereto shall be in writing and may be given by delivering or telecopying the same to:

                  If to SAC:                    If to the Selling Shareholder:

         Softquad Acquisition Corp.           ----------------------------------
         161 Eglinton Avenue East, Suite 400  ----------------------------------
         Toronto, Ontario M4P lJ5             ----------------------------------
                                              ----------------------------------
         Attention: Roberto Drassinower       ----------------------------------
         Facsimile No. (416) 544-0300         ----------------------------------

9.2 Any such notice, direction or other instrument shall be deemed to have been given or made on the date on which it was delivered or telecopied (or, if such day is not a business day, on the next following business day).

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10.      GOVERNING LAW

10.1 The Agreement shall be construed and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the province of Ontario and the applicable federal laws of Canada.

11.      CONFIDENTIALITY

11.1 The Agreement shall be kept confidential by the parties hereto and no public announcement or press release concerning the Agreement shall be made by either party without the consent of the other party or except as may be required by law.

12.      SUCCESSORS AND ASSIGNS

12.1 Neither party may assign any of its rights or obligations hereunder to any other person, firm or corporation without the prior written consent of the other party hereto, except that SAC and/or Softquad USA may assign this agreement and its rights hereunder in whole or in part to one or more corporations all of the shares of which are beneficially owned by SAC and/or Softquad USA.

12.2 This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

13.      TERMINATION

13.1 The Selling Shareholder may at any time thereafter, by notice in writing to SAC, terminate its obligations hereunder if:

                  (a) no Qualifying Offer is made by March 1, 2000; and/or

                  (b) if the Qualifying Offer is made by March 1, 2000, but the acquisition of 90% of the common shares of Softquad Canada is not completed by April 30, 2000.

14.      TERMINATION OF UNANIMOUS SHAREHOLDER AGREEMENT

14.1 The Selling Shareholder hereby agrees to the immediate termination of the unanimous shareholders agreement of Softquad Software Inc. dated November 6, 1998 (the "Unanimous Shareholders Agreement") and agrees that if on April 30, 2000, 90% of Softquad Software Inc.'s common shares have not been purchased by SAC and/or Softquad USA as set forth herein, the terms of the Unanimous Shareholders Agreement shall be reinstated and shall be in full force and effect as of the date thereof and the Selling Shareholder agrees to execute and deliver any documentation necessary to evidence such reinstatement of the Unanimous Shareholders Agreement.

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15.      SIGNED IN COUNTERPART

15.1 This Agreement may be signed in counterpart.


SOFTQUAD ACQUISITION CORP.

Per:


------------------------------
SOFTQUAD SOFTWARE LTD.

Per:

------------------------------

------------------------------              ------------------------------------
Witness                                     Signature of Selling Shareholder


                                            ------------------------------------
                                            (Print Name)